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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 24, 2000

                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



            DELAWARE                     0-30242               72-1449411
  (State or other jurisdiction      (Commission File          (IRS Employer
       of incorporation)                 Number)           Identification No.)






             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)

                                 (225) 926-1000
              (Registrants' telephone number, including area code)



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ITEM 5.    OTHER EVENTS.

         On May 24, 2000, Lamar Advertising Company acquired all of the outstanding common stock of Billboard Acquisition Company, LLC for a cash purchase price of $ 76.9 million and the issuance of 2,300,000 shares of Lamar's Class A common stock. Lamar Advertising Company is filing this report to include certain historical financial statements for Advantage Outdoor Company, LP and subsidiaries (Advantage Outdoor). Advantage Outdoor is a wholly-owned subsidiary of Billboard Acquisition Company, LLC and its operations represent all operations of Billboard Acquisition Company, LLC.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  23.1 Consent of KPMG LLP, independent auditors of Advantage Outdoor Company, LP. Filed herewith.

                  99.1 Audited financial statements of Advantage Outdoor Company, LP and subsidiaries as of and for the year ended December 31, 1999 and unaudited financial statements for the three months ended March 31, 2000 and 1999. Filed herewith.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 16, 2000            LAMAR ADVERTISING COMPANY


                                      By: /s/ KEITH A. ISTRE
                                          --------------------------------
                                          Keith A. Istre
                                          Treasurer and Chief Financial Officer







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                                  EXHIBIT INDEX

EXHIBIT
  NO.       DESCRIPTION
-------     -----------
  23.1      Consent of KPMG LLP, independent auditors of Advantage Outdoor
            Company, LP. Filed herewith.

  99.1 Audited financial statements of Advantage Outdoor Company, LP and subsidiaries as of and for the year ended December 31, 1999 and unaudited financial statements for the three months ended March 31, 2000 and 1999. Filed herewith.